Exhibit 99.1

Basin Water Granted Two Important Patents

RANCHO CUCAMONGA, Calif.—(BUSINESS WIRE)—July 27, 2006—Basin Water Inc. (Nasdaq:BWTR) reported today that it recently had been granted two important patents related to its core business of treating contaminated drinking water supplies.

The first patent, Patent No. 7,041,223, issued by the U.S. Patent and Trademark Office, concerns the removal of perchlorate from drinking water using a high-efficiency ion exchange process. This comprehensive patent covers 25 claims ranging from equipment design to process flow. Basin Water utilizes this technology in several of its systems currently in operation. This technology has the advantage of being able to remove both perchlorate and nitrate simultaneously with minimal adjustment. Nitrate contamination frequently occurs in conjunction with perchlorate contamination.

The president and chief executive officer of Basin Water, Peter Jensen, said: “Nitrate and perchlorate contamination is a serious problem in several areas of the country. The water quality of our groundwater is degrading at an alarming rate, threatening the reliability of our drinking water supplies. We expect this new patent to protect the value of our technology as demand for our services and systems increases.”

The second patent, Patent No. 1567455, was granted by the European Patent Office and is titled “Biodegradation of oxyanions such as perchlorate in ion exchange resins.” The patent covers 35 claims relating to regeneration of spent ion exchange resins using a novel technique developed by scientists at Basin Water.

Most perchlorate removal systems employ single-use ion exchange resins. In these systems, once the resin is loaded with perchlorate, it can no longer be used, requires special handling for disposal and is then replaced with new resin. Basin Water’s technology causes biological degradation of the perchlorate contained in the resins, allowing for the treated resins to be reused multiple times with no loss of capacity. The use of this technology should result in a significant reduction in disposal and resin costs.

Jensen commented: “We are very excited to be granted a European patent for this technology. The patent granted is broad, allowing for many potential applications in drinking water, industrial and wastewater treatment. Basin Water is presently implementing this technology on a commercial scale and expects it to have both domestic and worldwide applications.”

About Basin Water

Basin Water Inc. designs, builds and implements systems for the treatment of contaminated groundwater, providing reliable sources of drinking water for many communities. Basin Water has developed a proprietary, scalable ion-exchange wellhead treatment system that reduces groundwater contamination levels in an efficient, flexible and cost-effective manner. Additional information may be found on the company’s Web site: www.basinwater.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the company’s limited operating history, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the company’s ability to protect its intellectual property, regulatory approvals of the company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws and the company’s ability to manage its capital to meet future liquidity needs. More detailed information about these risks and uncertainties are contained in the company’s filings with the Securities and Exchange Commission, including the company’s Registration Statement on Form S-1 filed on May 10, 2006, and Quarterly Report for the quarter ended March 31, 2006, on Form 10-Q. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

CONTACT:	Basin Water Inc.
Peter L. Jensen, 909-481-6800
www.basinwater.com

SOURCE: Basin Water Inc.